UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): May 16, 2011

HearUSA, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-11655 (Commission File Number)	22-2748248 (I.R.S. Employer Identification No.)

1250 Northpoint Parkway
West Palm Beach, Florida	33407
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(561) 478-8770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01 Entry into a Material Definitive Agreement.

The information provided pursuant to Item 1.03 of this Current Report on Form 8-K regarding the Asset Purchase Agreement (as defined below) and the DIP Credit Agreement (as defined below) is incorporated into this Item 1.01 by reference.

Item 1.03 Bankruptcy or Receivership.

On May 16, 2011, HearUSA, Inc. (“the Company”) filed a voluntary petition for reorganization relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Florida, West Palm Beach Division (the “Bankruptcy Court”), Case No. 11-23341 (the “Chapter 11 Case”).  The Company retained possession of its assets and is authorized under sections 1107 and 1108 of the Bankruptcy Code to continue the management and operation of its business as a debtor-in-possession

On May 16, 2011, the Company issued a press release announcing the Chapter 11 Case. A copy of the press release is filed herewith as Exhibit 99.1.

The Asset Purchase Agreement

In connection with the Chapter 11 Case, the Company and Auxiliary Health Benefits Corporation d/b/a National Ear Care Plan (as subsidiary of the Company) as seller thereto, and  William Demant Holdings A/S or its permitted assigns, as purchaser (the “Purchaser”) entered into an Asset Purchase Agreement dated May 16, 2011 (the “Asset Purchase Agreement”) pursuant to which the Company has agreed to sell substantially all of the assets of the Company to the Purchaser pursuant to Sections 105, 363 and 365 of the Bankruptcy Code, subject to court approval and the satisfaction of certain conditions set forth in the Asset Purchase Agreement.

Pursuant to the terms of the Asset Purchase Agreement, the Purchaser has agreed to purchase the acquired assets for a purchase price of $80 million, including $10 million debtor-in-possession financing, plus the assumption of certain liabilities and the payment of certain cure amounts.

Consummation of the sale to the Purchaser is subject to a number of customary conditions, including, among others, conditions related to the closing of the DIP Loan (as defined below); the accuracy of the representations and warranties of the parties; material compliance by the parties with their obligations under the Asset Purchase Agreement; and compliance with certain specified deadlines for actions in connection with the Bankruptcy Case.

Consummation of the sale to the Purchaser will also be subject to obtaining an order of approval from the Bankruptcy Court (the “Sale Order”). Because the sale to the Purchaser will be conducted under the provisions of Section 363 of the Bankruptcy Code, it is subject to bidding procedures to be entered by the Bankruptcy Court and to receipt of a higher and better bid at auction.

The Asset Purchase Agreement may be terminated by the Purchasers under a number of circumstances, including the Company’s breach of certain representations and covenants, failure to obtain certain Bankruptcy Court orders by agreed dates, and the failure to obtain Bankruptcy Court approval for the DIP Loan (as defined below).

The Asset Purchase Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The DIP Credit Agreement

Also on May 16, 2011, in connection with the Chapter 11 Case and the Asset Purchase Agreement, the Company entered into a Credit and Security Agreement (“DIP Credit Agreement”) with the Purchaser.

The DIP Credit Agreement provides for aggregate borrowings of up to $10 million (the “DIP Loan”).

With certain exceptions, the DIP Loan will accrue interest at a per annum rate of 4% above the “prime rate” as published in the Wall Street Journal, unless an event of default occurs, after which interest will accrue at a rate that is 2% higher than the highest interest rate applicable to the DIP Loan prior to such event of default.

In consideration of the Purchaser entering into the DIP Credit Agreement, the Company has agreed to pay the Purchaser a closing fee of 2% of the DIP Loan, which will be paid in accordance with the terms of the DIP Credit Agreement.

Subject to certain conditions and pursuant to an agreed upon budget, proceeds of the DIP Loan may be used (i) to pay certain expenses of the Company; (ii) to pay adequate protection claims; (iii) to pay the fees of the Office of the United States Trustee; (iv) to pay the fees of certain professionals retained by the Company in connection with the Chapter 11 Case; (v) to pay property taxes with respect to any collateral subject to senior liens; (vi) to fund certain reserves as provided in various Bankruptcy Court orders; and (vii) to pay other expenses authorized by the Bankruptcy Court in connection with the Chapter 11 Case.

The DIP Loan will mature on the earlier of (a) the closing of the sale contemplated by the Asset Purchase Agreement, (b) the closing of any higher and better bid approved by the Bankruptcy Court, and (c) 120 days following the entry of Bankruptcy Court order authorizing, with the Purchaser’s consent, the granting of credit by the Purchaser to the Company on a permanent basis. Once the DIP Loan is repaid it is terminated and unavailable.

The DIP Credit Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided pursuant to Item 1.03 of this Current Report on Form 8-K regarding the DIP Credit Agreement is incorporated into this Item 2.03 by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On May 16, 2011, the Company filed the Chapter 11 Case, as described above in Item 1.03.

The filing of the Chapter 11 Case may be deemed to constitute an event of default under the Company’s Second Amended and Restated Credit Agreement dated December 30, 2006 between the Company, as borrower, and Siemens Hearing Instruments Inc. (“Siemens”), as lender, as subsequently amended by the parties (the “Credit Agreement”).  As a result of such an event of default, all obligations under the Credit Agreement became automatically and immediately due and payable. The total amount of such obligations was $31.3 million as of May 16, 2011.

The ability of Siemens to seek remedies to enforce their rights under the Credit Agreement is stayed as a result of the filing of the Chapter 11 Case, and the creditors’ rights of enforcement are subject to the applicable provisions of the Bankruptcy Code.

The filing of the Chapter 11 Case also created an event of default under several of the Company’s operating leases. The ability of the lessors to seek remedies to enforce their rights under the Company’s lease agreements is stayed as a result of the filing of the Chapter 11 Case, and the lessors’ rights of enforcement are subject to the applicable provisions of the Bankruptcy Code.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

2.1
Asset Purchase Agreement, dated May 16, 2011, by and among HearUSA, Inc. and Auxiliary Health Benefits Corporation d/b/a National Ear Care Plan, as sellers, and William Demant Holding A/S or its permitted assigns, as purchaser.

10.1	Credit and Security Agreement, dated May 16, 2011, by and between HearUSA, Inc. and William Demant Holdings A/S.

99.1	Press Release dated May 16, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HearUSA, Inc.
(Registrant)

Date: May 19, 2011	By:	/s/ Gino Chouinard
Name: Gino Chouinard
Title: Interim Chief Executive Officer